UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On September 7, 2023, Asbury Automotive Group, L.L.C. (“Purchaser”), a Delaware limited liability company and a wholly-owned subsidiary of Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Transaction Agreement”) with various entities that comprise the Jim Koons automotive dealerships group (the “Jim Koons Dealerships”). Pursuant to the Transaction Agreement, Purchaser will acquire substantially all of the assets, including all real property and businesses of the Jim Koons Dealerships (collectively, the “Businesses”) for an aggregate purchase price of approximately $1.2 billion, which includes $740 million for goodwill, and approximately $417 million for the real estate and leasehold improvements. In addition, the Purchaser will acquire new vehicles, used vehicles, service loaner vehicles, fixed assets, parts and supplies for a purchase price to be determined at the closing of the Transaction. The Businesses comprise 20 new vehicle dealerships and six collision centers.

The Transaction Agreement contains customary representations and warranties made by Purchaser and the Sellers. The Purchaser and Sellers have also agreed to various covenants in the Transaction Agreement, including, without limitation, covenants by the Sellers to conduct the operations of the Businesses in the ordinary course of business consistent with past practice and certain restrictive covenants for certain individuals related to the Sellers. Purchaser and Sellers have agreed to indemnify one another against certain damages (subject to certain exceptions and limitations).

The closing of the transactions set forth in the Transaction Agreement are subject to various customary closing conditions, including (i) receipt of approval of the transactions by certain automotive manufacturers, (ii) receipt of certain governmental clearances, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended,, (iii) the continued accuracy of the representations and warranties of the parties, (iv) the assignment of certain leases and key contracts and (v) the absence of a material adverse effect. The Transaction Agreement is not subject to any financing condition. In connection with the execution of the Transaction Agreement, Purchaser will deliver $10.0 million to a third-party escrow agent (the “Earnest Money”) to be applied as partial payment of the purchase price. The Transaction Agreement also contains certain termination rights of Purchaser and Sellers. Depending upon the circumstance of any termination, the Earnest Money will either be returned to Purchaser or delivered to Sellers.

The foregoing descriptions of the Transaction Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 8, 2023, the Company issued a press release announcing the Transaction, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated September 7, 2023, by and among Asbury Automotive Group, L.L.C. and the Sellers (as defined therein)*

99.1	Press Release, dated September 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: September 8, 2023	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, Chief Legal Officer & Secretary